Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Upwork Inc. of our report dated June 4, 2018 relating to the financial statements, which appears in Upwork Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333- 227207).

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 3, 2018